EXHIBIT 10 (hh)





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                            ASSET PURCHASE AGREEMENT

                               DATED MARCH 4, 1996

                                 BY AND BETWEEN

                           THE LUMISCOPE COMPANY, INC.

                                       AND

                               GRAHAM-FIELD, INC.













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                            ASSET PURCHASE AGREEMENT
                            ------------------------



     AGREEMENT made this 4th day of March 1996, by and between The Lumiscope Company, Inc., a corporation organized under the laws of the State of New York, having an address at 400 Raritan Center Parkway, Edison, New Jersey 08837 ("Lumiscope"), and Graham-Field, Inc., a corporation organized under the laws of the State of New York, having an address at 400 Rabro Drive East, Hauppauge, New York 11788 ("GFI").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, GFI is engaged in the business of marketing, selling and distributing breast pumps and related accessories comprising the Gentle Expressions(R) Product Line; and

     WHEREAS, Lumiscope desires to purchase from GFI and GFI desires to sell to Lumiscope the assets comprising the Gentle Expressions(R) Product Line upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1. PURCHASE AND SALE OF THE GENTLE EXPRESSIONS ASSETS
- -----------------------------------------------------

     1.1  THE ASSETS.  Subject to the terms and conditions hereinafter set
          -----------
forth, in consideration of the Purchase Price set forth in section 3.1 hereof, GFI agrees to sell to Lumiscope and Lumiscope agrees to purchase from GFI, on the Closing Date, as defined in section 8.1 hereof, all of the following described assets currently being used exclusively in the Gentle Expressions(R) Product Line (collectively, the "Assets") free and clear of any liabilities, obligations, adverse claims, security interests, liens and encumbrances:

          1.1.1  EQUIPMENT.  The tools and molds, wherever located, exclusively
                 ---------
related to the Gentle Expressions Product Line, which are owned by GFI and are more particularly listed, along with its location, on Schedule 1.1.1 hereto (the "Equipment").

          1.1.2  INVENTORY.  Subject to the provisions of section 2.2 hereof, a
                 ---------
six (6) month supply of new finished, assembled goods, packaging and artwork, which are free from defect and saleable in the ordinary course of business, wherever located, exclusively related to the Gentle Expressions Product Line, limited to the SKUs listed on Schedule 1.1.2 hereto (the "Inventory"). As used in this paragraph, a six (6) month supply of an SKU shall mean




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one-half (1/2) of the net amount of such SKU sold by GFI during the period
January 1, 1995 through December 31, 1995.

          1.1.3  ADVERTISING MATERIALS; CATALOGS.  All advertising materials,
                 --------------------------------
catalogs and brochures exclusively related to the Gentle Expressions Product Line set forth on Schedule 1.1.3.

          1.1.4  CUSTOMER, DEALER AND DISTRIBUTOR LISTS.     All customer lists,
                 ---------------------------------------
correspondence, dealer lists and distributor lists exclusively related to the Gentle Expressions Product Line. All such customers, dealers and distributors, other than Baxter and the export accounts listed on Schedule 5.1, are set forth on Schedule 1.1.4 hereto (the "Customer List").

          1.1.5  CONTRACT RIGHTS.  Certain contracts selected by Lumiscope to
                 ----------------
which GFI is a party and which are exclusively related to the Gentle Expressions Product Line including, but not limited to, contracts related to customers, manufacturer representatives, suppliers and distributors, purchase orders, marketing or manufacturing arrangements (the "Contracts"). The Gentle Expressions Contracts are more specifically set forth on Schedule 1.1.5 hereto and exclude contracts with Baxter and the export accounts set forth on Schedule
5.1 hereof.

          1.1.6  PERMITS.  All permits, licenses, approvals, and authorizations
                 --------
by governmental or regulatory authorities or bodies, including FDA Form 510K product filings and specifications owned by GFI or any affiliate of GFI, exclusively related to the Gentle Expressions Product Line, excluding those permits relating to Jex products, as listed on Schedule 1.1.6 hereto (the "Permits").

          1.1.7  BOOKS AND RECORDS.  All books, records, files and computer
                 ------------------
reports exclusively related to the Gentle Expressions Product Line, and such other records as Lumiscope shall reasonably require in order to conduct the Gentle Expressions Product Line, as set forth on Schedule 1.1.7 (the "Books").

          1.1.8  PATENTS AND TRADEMARKS.  All of GFI's right, title and interest
                 -----------------------
in and to, the trademark "Gentle Expressions", and any service marks, tradenames, trade secrets, processes, copyrights, patents, applications for the foregoing, special rights and technical know-how owned by GFI and exclusively related to the Gentle Expressions Product Line, including, but not limited to, the items listed on Schedule 1.1.8 hereto.

          1.1.9  MISCELLANEOUS.  All designs, products, drawings, plans,
                 --------------
blueprints, bills of materials, flowsheets, specifications, plan sheets, formulas, instruction manuals and device master records owned by or licensed to GFI or any affiliate of GFI, exclusively related to the Gentle Expressions Product Line.

          1.1.10  EXCLUDED ASSETS.  The following shall be excluded from the
                  ---------------
assets to be sold, assigned, transferred and conveyed to




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Lumiscope hereunder (collectively, the "Excluded Assets"):  (a) all prepayments for services or property, the benefits of which will not be realizable by Lumiscope; (b) all policies of insurance; (c) all prepaid insurance premiums;
(d) all deferred and prepaid charges, sums and fees; (e) the trade name, corporate name and trademark "HealthTeam" or any derivation thereof and the "HealthTeam" logo (except that GFI hereby grants to Lumiscope the right to use such name and logo to the extent it appears on any Equipment or Inventory sold to Lumiscope under this Agreement); and (f) any books, records, or other data relating to GFI's ownership or operation of the Gentle Expressions Product Line proprietary to GFI or required by applicable law to be retained by GFI.

2. LIMITATIONS ON THE PURCHASE OF ASSETS AND INVENTORY
- ------------------------------------------------------

     2.1  NO ASSUMPTION OF LIABILITIES.  Lumiscope is acquiring the Assets
          ----------------------------
hereunder, without any assumption of the debts, obligations, liabilities, or commitments of GFI, including but not limited to rebates, advertising programs or customer commitments, relating to the Gentle Expressions Product Line, whether fixed or contingent, or whether known or unknown, arising or relating to Gentle Expressions products sold prior to the Closing Date, except to the extent expressly provided on Schedule 2.1.

     2.2  INVENTORY.  Notwithstanding any other provision in this Agreement, the
          ---------
Inventory shall be purchased by Lumiscope from time to time over the six month period commencing on the Closing Date, in quantities to be determined by Lumiscope. To the extent that Lumiscope purchases less than one-sixth (1/6) of the Inventory before the end of any one of the six months immediately following the Closing Date (net of any returns which reduce such obligation pursuant to Section 5.2 of this Agreement) (on an aggregate basis giving effect to purchases and returns following the Closing Date up to a period of 150 days), Lumiscope shall pay interest at one percent (1%) above the prime rate announced from time to time by Chemical Bank (the "Prime Rate") in the amount of such unpurchased Inventory until purchased. The purchase price for the Inventory shall be the net cost of such Inventory to GFI as reflected on its books and records of February 27, 1996 (landed cost), F.O.B. Hauppauge, New York and shall be payable to GFI by Lumiscope within ten (10) days after shipment.

3.   PURCHASE PRICE
     --------------

     3.1  CONSIDERATION FOR ASSETS.  Lumiscope shall pay GFI for the Assets
          ------------------------
(other than Inventory) and the Non-Competition Agreement under Section 5.2, allocated as set forth on Schedule 3.1, the sum of One Million Dollars ($1,000,000.00), payable as follows:

          (a) On the Closing Date, payable by certified check or wire transfer, the sum of Five Hundred Thousand Dollars ($500,000.00); and




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          (b)  The balance of Five Hundred Thousand Dollars ($500,000.00) shall be payable pursuant to a promissory note (the "Note") providing for interest at the rate of one percent (1%) above the Prime Rate, and be payable in forty-eight
(48) equal consecutive monthly payments of $10,416.66, plus interest, commencing April 1, 1996. Lumiscope will have the right to setoff against the principal and interest due under the Note, up to the sum of (i) $50,000 plus (ii) the amount of all valid claims for Walgreen advertising, promotions and returns under Section 5.4 of this Agreement (the "Setoff Amount"), any valid claims for
(x) returns of Non-Salable Inventory (hereinafter defined) pursuant to Section
5.2 of this Agreement, (y) Walgreen advertising allowances pursuant to Section
5.4 of this Agreement, and (z) for indemnification pursuant to Section 9.2.2 of this Agreement, subject, however, to Section 9.4 of this Agreement, other than for claims under clauses (x) and (y); however, the Setoff Amount shall not be a limit on GFI's obligation under Sections 5.2, 5.4 and 9.2.2 of this Agreement. The Note will be secured and subordinated subject to a subordination agreement between GFI and UJB to be entered into at Closing and will be in the form of
Exhibit 3.1 to this Agreement.

     3.2  ROYALTY FOR SALES TO TARGET.
          ---------------------------

          (a) Lumiscope shall pay to GFI pursuant to a secured, subordinated promissory note in the form of Exhibit 3.2 (the "Target Note") as a royalty on sales of Gentle Expressions products to Target Stores ("Target") one hundred twenty percent (120%) of the gross profit of net sales (defined as gross sales less any rebates, discounts and uncollectible accounts (i.e., more than 120 days past due; provided that if such account is later collected, Lumiscope will pay the 120% of gross profit to GFI in accordance with this Section 3.2)) by Lumiscope to Target over the twelve (12) month period commencing on Lumiscope's first shipment to Target (the "First Shipment Date") computed in accordance with generally accepted accounting practices (GAAP) (which for this purpose will treat the cost of customized packaging within cost of goods sold) ("Gross Profit"), payable as follows:

               (i) eighty percent (80%) of Gross Profit, sixty (60) days after the product is invoiced to Target; and

               (ii) the balance of forty percent (40%) of Gross Profit, in eight
(8) equal quarterly installments commencing on the first anniversary of the First Shipment Date. Such amount shall accrue interest commencing on the date the corresponding eighty percent (80%) is due to GFI at the rate of one percent (1%) above the Prime Rate. Such interest shall be payable in full on the first anniversary of the First Shipment Date. This aggregate amount of the forty percent (40%) of Gross Profit shall continue to accrue interest at the rate of one percent (1%) above the Prime Rate. Each quarterly payment shall consist of principal and accrued interest.




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          (b)  Notwithstanding anything to the contrary in this Agreement, GFI agrees to make a shipment to Target on or about March 7, 1996.

          (c) Nothing in this Agreement obligates Lumiscope to accept any orders from Target; provided, however, that Lumiscope must have a good faith business reason based on general industry standards for the sale of medical products not to accept any such orders during the twelve (12) months following the First Shipment Date.

4. PURPOSELY OMITTED.
- ---------------------

5. ADDITIONAL TRANSACTIONS
- --------------------------

     5.1  SUPPLY AGREEMENT.  Pursuant to a supply agreement in form and
          ----------------
substance as set forth on Exhibit 5.1 hereto ("Supply Agreement"),  Lumiscope
                          -------
shall sell "Gentle Expressions" products and related items to GFI from time to time for resale solely to Baxter and the export accounts listed on Schedule 5.1 hereof and any other export accounts based upon purchase orders from GFI to be delivered no less than ninety (90) days prior to the date requested for delivery in any such purchase order. The price for each product purchased by GFI from Lumiscope shall be the then prevailing landed cost incurred by Lumiscope for such product plus twenty percent (20%) of such cost, F.O.B. Edison, New Jersey. Payment of all amounts due to Lumiscope from GFI for the purchase of any products shall be made within thirty (30) days of the receipt by GFI of any such product. As part of the Supply Agreement, a limited license of the "Gentle Expressions" trademark shall be provided to GFI such that GFI shall have the right to use the name and logo "Gentle Expressions" solely in the sale of any product provided under this section.

     5.2  RETURNS.  Following the Closing Date, Lumiscope will honor returns
          -------
from GFI's customers for inventory sales of the SKU's listed on Schedule 1.1.2 prior to the Closing Date, in accordance with Lumiscope's customary return policy. Lumiscope will retain any of such inventory which is good and salable and unopened (meaning the seal is not broken) in its original packages by Lumiscope ("Salable Inventory") and Lumiscope's obligation to purchase inventory under Sections 1.1.2 and 2.2 will be reduced by the volume of such Salable Inventory accepted by Lumiscope within 150 days following the Closing Date (provided that if GFI had less than a six-month supply of such SKU on the Closing Date, there will be no reduction of Lumiscope's obligation until such supply plus the returns of Salable Inventory of that SKU exceeds a six-month supply), for which Lumiscope will pay GFI (landed cost) pursuant to Section 2.2 to the extent GFI has an outstanding receivable from such customer, which GFI will credit for the return. Lumiscope will return to GFI any such inventory which is returned to Lumiscope within 150 days following the Closing Date and which is not Salable Inventory ("Non-Salable Inventory") for credit in




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amount equal to GFI's selling price to the customer that returned the inventory.
Such credit shall be paid as a setoff against the Note, although the Setoff Amount under the Note shall not limit GFI's obligations hereunder. Beginning
150 days after the Closing Date, Lumiscope will continue to accept returns of both Salable Inventory and Non-Salable Inventory, and shall be responsible for all costs associated therewith.

     5.3  NONCOMPETITION AGREEMENT.  At the Closing, Lumiscope and GFI shall
          ------------------------
enter into a noncompetition agreement (the "Non-Competition Agreement") in the form of Exhibit 5.3 whereby GFI and its subsidiaries agree for a period of five
(5) years from the Closing Date not to compete with Lumiscope in the manufacture or sale of breast pumps, including all products currently in the Gentle Expression Product Line, except for the Baxter account and any export accounts, including those listed on Schedule 5.1.

     5.4  WALGREEN ALLOWANCE.  GFI has from time to time billed Walgreen an
          ------------------
upcharge amount with respect to sales of breast pumps, as a result of which GFI creates a liability to Walgreen in the form of an advertising, promotional and return allowance. Lumiscope agrees to honor such allowance subsequent to the Closing Date with respect to sales made by GFI prior to the Closing Date, and GFI agrees to reimburse Lumiscope for the amount of such allowance. Lumiscope may exercise its setoff rights under the Note in satisfaction of GFI's obligations under this Section 5.4.

6. - REPRESENTATIONS AND WARRANTIES OF LUMISCOPE
- ------------------------------------------------

     to induce GFI to enter into this agreement and to perform their obligations hereunder, Lumiscope represents and warrants to GFI the following:

     6.1  ORGANIZATION AND QUALIFICATION.  Lumiscope is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Copies of the Certificate of Incorporation and By-Laws of Lumiscope will be delivered to GFI prior to Closing and are accurate and complete as of the date hereof and Lumiscope is not in default in the performance, observation or fulfillment of either its Certificate of Incorporation or of its By-Laws.

     6.2  AUTHORITY RELATIVE TO AGREEMENTS.
          --------------------------------

          6.2.1 Lumiscope has the requisite capacity, power and authority to enter into this Agreement and all agreements, instruments, and certificates contemplated to be executed by Lumiscope pursuant to this Agreement (collectively "the "Lumiscope Documents") and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Lumiscope Documents by Lumiscope and the consummation by




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Lumiscope of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Lumiscope. No consent of any stockholder of Lumiscope is required for Lumiscope to enter into this Agreement or the Lumiscope Documents. This Agreement and each of the Lumiscope Documents have been duly executed and delivered by Lumiscope, and assuming due authoriza-tion, execution and delivery by GFI, constitutes a valid and binding obligation of Lumiscope enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws and similar laws affecting creditors' rights, and subject as to enforceability to general principles of equity, regardless of whether enforcement is sought at law or in equity.

          6.2.2 Neither the execution and delivery of this Agreement and each of the Lumiscope Documents by Lumiscope nor the consummation of the transactions contemplated hereby or thereby nor compliance by it with any of the provisions hereof or thereof will:

               (a) require the consent, approval, authorization or other order of any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, institution, governmental or regulatory body or agency, any court or arbitrator, public benefit organization or other entity (individually, a "Person") except for such consents as have been obtained as of the date hereof;

               (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Lumiscope under any of the terms, conditions or provisions of (x) Lumiscope's charter or by-laws or (y) any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Lumiscope is a party or to which it or any of its properties or assets may be subject; or

               (c) violate any judgment, ruling, law, order, writ, injunction, decree, statute, rule or regulation applicable to Lumiscope or any of its properties or assets.

          6.2.3 No notice to, filing with, or authorization, consent or approval of, any Person is necessary for the consummation by Lumiscope of the transactions contemplated by this Agreement and each of the Lumiscope Documents, except where failures to give such notice, make such filings, or obtain authorizations, consents or approvals would, in the aggregate, not have a material adverse effect on the business, assets, properties, results of operations, financial condition or prospects of Lumiscope taken as a whole.




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     6.3  BROKERS.  No broker, finder or investment banker is entitled to any
          -------
brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Lumiscope.

7. - REPRESENTATIONS AND WARRANTIES OF GFI
- ------------------------------------------

     To induce Lumiscope to enter into this agreement and to perform its obligations hereunder, GFI represents and warrants to Lumiscope the following:

     7.1  ORGANIZATION AND QUALIFICATION.  GFI is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses as it is now being conducted. Copies of the Certificate of Incorporation and By-Laws of GFI were delivered to Lumiscope prior to Closing and are accurate and complete as of the date hereof and GFI is not in default in the performance, observation or fulfillment of either its Certificate of Incorporation or of its By-Laws.

     7.2  SUBSIDIARIES.  Healthteam, Inc. and M.E. Team, Inc. are wholly-owned
          ------------
subsidiaries of GFI, are inactive and own no assets, except that M.E. Team, Inc. owns two of the patents listed on Schedule 1.1.8 (the "M.E. Team Patents").

     7.3  AUTHORITY RELATIVE TO AGREEMENTS.
          --------------------------------

          7.3.1 GFI has the requisite capacity, power and authority to enter into this Agreement and all agreements, instruments, and certificates contemplated by this Agreement to be executed by GFI (collectively the "GFI Documents") and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and thereunder by GFI and the consumma-tion by GFI of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of GFI. The approval of the stockholders of GFI is not required. This Agreement and each of the GFI Documents have been duly executed and delivered by GFI and, assuming due authorization, execution and delivery by Lumiscope, constitutes a valid and binding obligation of GFI enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws and similar laws affecting creditors' rights, and subject as to enforceability to general principles of equity, regardless of whether enforcement is sought at law or in equity.

          7.3.2 Neither the execution and delivery of this Agreement by GFI and the GFI Documents nor the consummation of the transactions contemplated hereby or thereby nor compliance by it with any of the provisions hereof or thereof will:




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               (a)  require the consent, approval, authorization or other order of any Person;

               (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of GFI under any of the terms, conditions or provisions of (x) GFI's charter or by-laws or (y) any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which GFI is a party or to which it or any of its properties or assets may be subject; or

               (c) violate any judgment, ruling, law, order, writ, injunction, decree, statute, rule or regulation applicable to GFI or any of its properties or assets.

          7.3.3 No notice to, filing with, or authorization, consent or approval of, any Person is necessary for the consummation by GFI of the transactions contemplated by this Agreement and each of the GFI documents, except where failures to give such notice, make such filings, or obtain authorizations, consents or approvals would, in the aggregate, not have a material adverse effect on the business, assets, properties, results of opera-tions, financial condition or prospects of GFI taken as a whole.

     7.4  LITIGATION; COMPLIANCE AND REQUIREMENTS OF LAW.
          ----------------------------------------------

          7.4.1 Except as set forth on Schedule 7.4.1, there is no action or proceeding or investigation pending or, to the best knowledge of GFI, threatened against or involving GFI (or any of their officers and directors involving business or affairs of GFI), or any properties or rights of GFI, which if adversely determined would, individually or in the aggregate, have a material adverse effect on the Gentle Expressions Product Line or the Gentle Expressions Assets, or would prevent or delay the consummation of the transactions contemplated herein, nor is GFI subject to any order, writ, injunction or decree which would have such effect.

          7.4.2 GFI has conducted its business so as to comply with all applicable Requirements of Law relating to or affecting the operations, conduct or ownership of the Assets, the failure to comply with which would, individually or in the aggregate, have a material adverse effect on the Gentle Expressions Product Line or the Assets. "Requirement of Law" shall mean (i) the charters or by-laws or other organizational or governing documents of, or (ii) any statute, law, treaty, rule, regulation or ordinance (including, without limitation, environmental, pollution control, labor, antitrust, zoning and occupational health and safety regulations) or any judgment, decree, injunction, order or determination of any arbitrator or of any court or other governmental or regulatory

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authority or agency, whether federal, state or local, domestic or foreign, applicable to GFI.

          7.4.3 There are no judgments, injunctions, orders or decrees binding upon GFI which relate to the Assets or the Gentle Expressions Product Line.

     7.5  TITLE TO ASSETS; ENCUMBRANCES.  GFI or, with respect to the M.E. Team
          -----------------------------
Patents, M.E. Team, Inc., has good and marketable title to all of the Assets, in each case, free and clear of all security interests, liens, encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title or other burdens (collectively, "Claims"). None of the Assets are leased by GFI from a third party. All Equipment used in the Gentle Expressions Product Line is owned by GFI and is being sold or conveyed to Lumiscope pursuant to this Agreement, and all of the Gentle Expressions Equipment is actually used by GFI in the operation of the Gentle Expressions Product Line. GFI will convey to Lumiscope at Closing good and marketable title to all the Assets, free and clear of the claims of any third party.

     7.6  CONDITION OF ASSETS.
          -------------------

          7.6.1  INVENTORY.  All Inventory to be purchased by Lumiscope shall be
                 ---------
free from defect and saleable in the ordinary course of business and shall conform in all material respects to all applicable laws, rules, regulations, restrictions and requirements of all governmental authorities having jurisdiction thereof, including, without limitation, those pertaining to safety and health.

          7.6.2  EQUIPMENT.  All Equipment is in good operating condition and
                 ----------
repair, subject to normal wear and tear, and GFI has not received written notice that same does not conform in any material respect with any applicable laws, ordinances, rules, regulations, restrictions and requirements of any governmental authorities having jurisdiction thereof, including, without limitation, those pertaining to building, safety, fire and health.

     7.7  COMPLIANCE WITH LAWS AND REGULATIONS.  GFI has no franchise agreements
          ------------------------------------
and there are no permits necessary or required for Lumiscope to conduct the business relating to the Gentle Expressions Product Line and to use the Assets, except for the permits set forth on Schedule 2.1.6 hereto and except for permits, the absence of which would not have material adverse effect on Lumiscope's operation of such business. Such permits have been validly issued and are in good standing and full force and effect. Complete, true and correct copies of all such permits have been delivered to Lumiscope. GFI has filed all reports or other documents required to be filed with all applicable governmental bodies or agencies. GFI has not received any written notice with respect to the Assets from any such governmental bodies or agencies or any insurance or inspection entities or any fire rating bureau (i) that any of the Assets or business procedures or practices that relate to the Assets fail to comply in any material respect with any applicable law, ordinance, regulation or other requirement of any such body or bureau, or (ii) requiring any work, repairs or construction.

          7.7.1  NO CHANGES.  Since December 31, 1995 there has not been any
                 ----------
material adverse change in the business, including sales volumes, of the Gentle Expressions Product Line.

     7.8  TRADE NAMES.   GFI owns the names listed on Schedule 1.1.8.  No Person
          -----------
has asserted any claim with respect to the use of any of the names, and GFI knows of no valid basis for such a claim. To the best knowledge of GFI, the use of the names does not infringe on the rights of any Person. To the best knowledge of GFI, there are no infringements by any Person of the names.

     7.9  PRODUCTS LIABILITY.  Except as set forth in Schedule 7.9 attached
          ------------------
hereto, there are, and during the past five years there have been, no material product liability claims by customers of GFI with respect to any Gentle Expressions products now or previously sold by GFI, nor to the knowledge of GFI, does there exist, or during the past five years (5) has there existed, any basis therefor.

     7.10  BROKERS.  No broker, finder or investment banker is entitled to any
           -------
brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of GFI.

     7.11 PATENTS AND TRADEMARKS.  Except as disclosed in Schedule 2.1.8, all
          ----------------------
patents and trademarks are owned by GFI or M.E. Team, Inc. free and clear of any and all licenses, liens, claims, pledges, encumbrances, charges, agreements, options, or other arrangements or restrictions of any kind, and no licenses for the use of any such patents and trademarks have been granted to any third parties. No patents or trademarks owned or used by GFI or M.E. Team, Inc. are subject to any outstanding order, degree, writ, judgment, stipulation, or injunction. To the best knowledge of GFI the use of such patents and trademarks and the Gentle Expressions Product Line as now conducted do not infringe in any material way on or conflict with any registered patent, trademark, tradename, copyright, license, or other rights, or invention, of any person. There is no written demand by any Person pertaining to, or any proceedings, which have been instituted or are pending or, to the best of GFI's knowledge, threatened with respect to (i) the exclusive rights of GFI with respect to such patents and trademarks, (ii) the right of GFI to use such patents and trademarks, (iii) any alleged infringement or unlawful use of any of the patents and trademarks or
(iv) any alleged infringement or unlawful use by GFI with respect to the Gentle Expressions Product Line of any registered trademark, tradename, copyright, patent, license, formula, or trade secret owned by some Person or entity other than GFI.

     7.12 CONTRACTS.  The Contracts listed on Schedule 1.1.5 represent all of
          ---------
the material contracts, contract rights, sale and purchase orders and agreements respecting the Gentle Expressions Product Line of which GFI is a party or by which GFI or any of the Assets may be bound. GFI has delivered to Lumiscope complete, true and correct copies of all of the Contracts. Except as set forth on Schedule 1.1.5, all Contracts are valid and in full force and effect and, to the best knowledge of GFI, neither GFI nor any other party thereto is in default in any material respect under any of the terms of the Contracts. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will result in the creation or imposition of any lien upon any of the Assets, or conflict in any way with the provisions of, or result in a breach of, or termination of, or a default or acceleration of, any obligation thereunder. None of the Contracts requires the consent of any person to permit the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 1.1.5, which consent(s) shall be duly obtained by GFI prior to the Closing.

8. - THE CLOSING
- ----------------

     8.1  CLOSING; CLOSING DATE.  The closing of the transactions contemplated
          ---------------------
herein (the "Closing") shall be held at the offices of Greenbaum, Rowe, Smith, Ravin & Davis, 99 Wood Avenue South, Iselin, New Jersey on the date hereof (the "Closing Date").

     8.2  TRANSACTIONS AT CLOSING.  At the Closing, the following transactions
          -----------------------
shall occur, all of which shall be deemed to occur simultaneously:

          8.2.1 Lumiscope shall deliver or cause to be delivered to GFI, each in form reasonably satisfactory to GFI and its counsel:

               (a) the Purchase Price, including the Note and the Target Note, as set forth in Section 3 hereof;

               (b)  the Non-Competition Agreement between Lumiscope and GFI;

               (c)  the Supply Agreement;

               (d) a Certificate of Good Standing from the Secretary of State of New York with respect to Lumiscope;

               (e) a certified copy of the resolutions of the directors of Lumiscope authorizing the execution, delivery and performance of this Agreement and the Lumiscope Documents and the transactions contemplated herein and therein;

               (f)  a Closing Statement;

               (g) the opinion of Greenbaum, Rowe, Smith, Ravin & Davis, in a form satisfactory to GFI and its counsel; and

               (h) the opinion of Stein & Garr, counsel to Allen J. Beeber, in a form satisfactory to GFI and its counsel.

               (i) such other documents as may be necessary to complete the transaction contemplated by this Agreement.

          8.2.2 GFI shall deliver or cause to be delivered to Lumiscope each in form reasonably satisfactory to Lumiscope and its counsel:

               (a) A Bill of Sale conveying and transferring to Lumiscope the Assets;

               (b)  the Non-Competition Agreement between Lumiscope and GFI;

               (c)  the Supply Agreement;

               (d) an Assignment and Assumption Agreement with respect to the Gentle Expressions Contracts;

               (e) a certificate of insurance naming Lumiscope an additional insured on GFI's product liability insurance;

               (f) a Certificate of Good Standing from the Secretary of State of New York with respect to GFI;

               (g) a certified copy of the resolutions of the directors of GFI authorizing the execution, delivery and performance of this Agreement and the GFI Documents and the transactions contemplated herein and therein;

               (h) a Closing Statement, including the calculation of the Gentle Expressions Inventory purchase price;

               (i) the opinion of GFI's counsel in a form reasonably satisfactory to Lumiscope and Greenbaum, Rowe, Smith, Ravin & Davis; and

               (j) such other documents as may be necessary to complete the transaction contemplated by this Agreement.

9. INDEMNIFICATION
- ------------------

     9.1  SURVIVAL.  All representations made in this Agreement shall survive
          --------
the Closing for two (2) years, notwithstanding any assumption to the contrary implied by law.

     9.2  INDEMNIFICATION.
          ---------------

          9.2.1     BY LUMISCOPE.  Lumiscope hereby agrees to indemnify GFI
                    ------------
against, and agrees to pay and hold harmless GFI for all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorney's, accountant's, and expert witnesses' fees), of whatsoever kind and nature that are imposed on or incurred by GFI as a consequence of or in connection with (a) any misrepresentation by Lumiscope herein, (b) any of Lumiscope's liabilities arising from Lumiscope's operation of the Gentle Expressions Product Line after the Closing Date, and including the liabilities assumed pursuant to Section 2.1,
(c) any breach by Lumiscope of a warranty contained herein, or (d) any failure by Lumiscope to perform any agreement or covenant of Lumiscope contained herein or in the Lumiscope Documents.

          9.2.2     BY GFI.  GFI hereby agrees to indemnify Lumiscope against,
                    ------
and agree to pay and hold harmless Lumiscope for all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorney's, accountant's, and expert witnesses'
fees), of whatsoever kind and nature that are imposed on or incurred by Lumiscope as a consequence of or in connection with (a) any misrepresentation by GFI herein, (b) any of GFI's liabilities, known or unknown, liquidated or unliquidated, not expressly assumed by Lumiscope hereunder, (c) any breach by GFI of a warranty contained herein, or (d) any failure by GFI to perform any agreement or covenant of GFI contained herein or in the GFI Documents.

     9.3  DETERMINATION OF DAMAGES AND RELATED MATTERS.  In calculating any
          ---------------------------------------------
amount payable to Lumiscope pursuant to Paragraph 9.2.2 or payable to GFI pursuant to Paragraph 9.2.1, GFI or Lumiscope, as the case may be, shall receive credit for (i) any tax benefit allowable as a result of the claim giving rise to the indemnification, and (ii) any insurance recoveries (exclusive of product liability insurance under policies owned by the indemnified party). However, the indemnity shall include interest at the Prime Rate from the date a valid claim is made pursuant to Section 9.5 until paid. Except as specifically set forth in this Agreement, neither party (including its representatives) has made, or shall have liability for, any representation or warranty, express or implied, in connection with the transactions contemplated by this

Agreement, including in the case of GFI and its representatives any represen-tation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Assets and the Gentle Expressions Product Line. Lumiscope acknowledges and agrees that Lumiscope and its representatives have the experience and knowledge to evaluate the business, financial condition, assets and liabilities of the Gentle Expressions Product Line, and that Lumiscope and its representatives have had access to the information and documents referred to in this Agreement as Lumiscope and its representatives requested to see and/or review, that Lumiscope and its representatives have had a full opportunity to meet with appropriate management and employees of GFI to discuss the Assets and the Gentle Expressions Product Line; and that, in determining to acquire the Assets and Gentle Expressions Product Line, Lumiscope has made its own investigation into, and based thereon Lumiscope has formed an independent judgment concerning, the Assets and the Gentle Expressions Product Line.

     9.4  LIMITATION ON INDEMNIFICATION LIABILITIES.  The indemnifications
          ------------------------------------------
contained in Paragraph 9.2 hereof shall not be effective until the aggregate dollar amount of all damages indemnified against by the applicable indemnifying party exceeds $20,000. To the extent the indemnification does then become effective, the indemnifying party shall be responsible only for $10,000 of such $20,000 and for all amounts above $20,000. This paragraph does not apply to claims for returns of Non-Salable Inventory under Section 5.2 or the Walgreen advertising allowance under Section 5.4.

     9.5  NOTICE OF INDEMNIFICATION.  In the event any legal proceeding shall be
          --------------------------
threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of Section 9.2 or for breach of any of the provisions of this Section 9.2 or for breach of any of the representations and warranties set forth herein, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor" which notice must be received by the Indemnitor prior to the expiration of two years after the Closing Date. By notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

     9.6  INDEMNIFICATION PROCEDURE FOR THIRD-PARTY CLAIMS.  As otherwise
          -------------------------------------------------
provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and if the Indemnitor agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken, to defend against, negotiate, settle (but only with the consent of the Indemnitee, which consent shall not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnitee Party will not be indemnified in full by reason of Section 9.2), or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage Indemnified against hereunder; provided, however,
                                                             ------------------
that the Indemnitee may participate in any such proceeding with counsel of its choice and at its own expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotIation or settlement or any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. If the Indemnitee shall settle any such proceeding without the consent of the Indemnitor, which consent shall not be unreasonably withheld, the Indemnitee shall thereafter have no claim against the Indemnitor under this
Article 9 with respect to any loss, liability, claim, obligation, damage and expense occasioned by such settlement.

10. MISCELLANEOUS
- -----------------

     10.1 NOTICES.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally or sent by (a) certified mail, return receipt requested, (b) reputable overnight delivery service, or (c) telecopier, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:


If to GFI:                    400 Rabro Drive East
                              Hauppauge, New York 11788
                              telecopier: (516) 582-5608


With a copy to:               Richard S. Kolodny, Esq.
                              Vice President, General Counsel
                              Graham-Field, Inc.
                              400 Rabro Drive East
                              Hauppauge, New York 11788

                              telecopier: (516) 582-5608

If to Lumiscope:              Mr. Allen J. Beeber
                              The Lumiscope Company, Inc.
                              400 Raritan Center Parkway
                              Edison, New Jersey 07095

                              telecopier: (908) 225-7047


With a copy to:               Greenbaum, Rowe, Smith,
                                Ravin & Davis
                              Metro Corporate Campus I
                              99 Wood Avenue South
                              P.O. Box 5600
                              Woodbridge, New Jersey 07095
                              Attention:  W. Raymond Felton, Esq.

                              telecopier: (908) 549-1881

     10.2  GENDER AND NUMBER.  In all references herein to any parties, persons,
           -----------------
entities or corporations, the use of any particular gender, or the plural or singular number is intended to include the appropriate gender and number as the text of the within Agreement may require.

     10.3  SEPARABILITY.  The invalidity or unenforceability of any provision of
           ------------
this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     10.4  CAPTIONS.  The captions used herein are inserted for convenience of
           --------
reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.5  PARTIES IN INTEREST.  This Agreement shall be binding upon and inure
           -------------------
solely to the benefit of the parties hereto and their successors and permitted assigns, if any, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any right or remedies of any nature whatsoever under or by reason of this Agreement.

     10.6  FURTHER ASSURANCES.  From time to time after the Closing Date, at the
           -------------------
reasonable request of Lumiscope and without further consideration, GFI shall execute and deliver such further instruments of sale, assignment, assumption, transfer and conveyance and take such further action as Lumiscope may reasonably request in order to vest in Lumiscope and put Lumiscope in possession of the Assets and to transfer to Lumiscope any contracts and rights of GFI relating to the Assets and assure to Lumiscope the benefits thereof, and, at the reasonable request of GFI, to give effect to Lumiscope's assumption of the Assumed Liabilities. In addition, from and after the Closing Date, Lumiscope shall use its reasonable efforts to aid GFI in the collection of its accounts receivable arising from the sale of Gentle Expressions products prior to the

Closing Date; provided, however, Lumiscope shall not be required to suspend
              --------  -------
deliveries to any customer in connection with its efforts to assist in the collection of the accounts receivable or take any legal action against the obligor thereunder.

     10.7  JOINT POST-CLOSING COVENANT OF GFI AND LUMISCOPE.  GFI and Lumiscope
           -------------------------------------------------
jointly covenant and agree that, from and after the Closing Date, (GFI and Lumiscope will provide, to the extent possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection with any action, suit, proceeding, investigation or audit of the other relating to (a) the preparation and audit of GFI's and Lumiscope's tax returns for all periods up to and including the closing Date, and (b) any audit of Lumiscope and/or GFI with respect to the sales, transfer and similar taxes imposed by the laws of any state, in each case relating to the transactions contemplated by this Agreement.

     10.8  BOOKS AND RECORDS; PERSONNEL.  For a period of seven years after the
           -----------------------------
Closing Date (or such longer period as may be required by any governmental body or ongoing legal proceeding):

          (a) Neither party shall dispose of or destroy any of the business records and files of or relating to the Assets which are in its possession. If either party wishes to dispose of or destroy such records and files after that time, it shall first give 30 days prior written notice to the other party and the other party shall have the right, at its option and expense, upon prior written notice within such 30 day period, to take possession of the records and files within 60 days after the date of such notice.

          (b) Each party shall allow the other and its representatives access to all business records and files relating to the Assets which are in its possession during regular business hours and upon reasonable notice at such party's principal place of business or at any location where such records are stored, and each party shall have the right, at its own expense, to make copies of any such records and files, provided, however, that any such access or
                               ------------------
copying shall be had or done in such a manner so as not to interfere with the normal conduct of such party's business or operations.

          (c) Each party shall make available to the other, upon written request and at such other party's expense, its personnel to assist the other party in locating and obtaining records and files maintained by it in anticipation of, or preparation far, existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matters in which it or any of its affiliates is involved and which is related to the Gentle Expressions Assets.

     10.9  TRANSFER TAXES.  GFI shall pay all transfer and documentary taxes and
           ---------------
fees imposed with respect to instruments of conveyance in the transaction contemplated hereby and Lumiscope shall pay all sales, use, gains, excise and other transfer or similar taxes on the transfer of the Assets contemplated hereunder. Lumiscope or GFI, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, excise or use tax.

     10.10  EXPENSES.  Each of the parties hereto shall bear its own expenses
            ---------
(including, without limitation, fees and disbursements of its counsel, accountants and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

     10.11  SCHEDULES AND EXHIBITS.  All Schedules and Exhibits annexed hereto
            ----------------------
are hereby incorporated by reference into, and made a part of, this Agreement.

     10.12  NUMBER OF DAYS.  In computing the number of days for purposes of
            --------------
this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

     10.13  AMENDMENT.  This Agreement may not be amended except by an
            ---------
instrument signed in writing on behalf of each of the parties hereto.

     10.14 ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
           ----------------
between the parties hereto and supersedes all other Agreements, written and oral, among the parties or any of them with respect to the subject matter hereof.

     10.15  GOVERNING LAW.  This Agreement shall be governed in all respects,
            -------------
including validity, interpretation and effect, by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

     10.16  COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
counterparts all of which shall together constitute one and the same instrument.

     10.17.  PUBLIC DISCLOSURE.  Lumiscope acknowledges that GFI must make a
             -----------------
public announcement of the transactions contemplated by this Agreement and file a copy of this Agreement and any ancillary agreements with the Security and Exchange Commission on Form 8-K.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                        THE LUMISCOPE COMPANY, INC.


                                        By: /s/ Allen J. Beeber
                                           -------------------------------------
                                             Allen J. Beeber
                                             President



                                        GRAHAM-FIELD, INC.


                                        By: /s/ Gary M. Jacobs
                                           -------------------------------------
                                             Gary M. Jacobs
                                             Vice President and Chief
                                             Financial Officer